EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (a) Registration Statement No. 333-192002 on Form S-8 of PEDEVCO Corp. (the “Company”); and (b) Registration Statement No. 333-191869 on Form S-3 of the Company, of our report dated March 31, 2014, relating to the consolidated financial statements of the Company (formerly Blast Energy Services, Inc.) and subsidiaries appearing in the Annual Report on Form 10-K/A Amendment No. 1 of the Company for the year ended December 31, 2013.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

July 1, 2014